     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996


                                                      REGISTRATION NO. 333-03735
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          ADVANCED RADIO TELECOM CORP.
              (Currently Advanced Radio Technologies Corporation)
             (Exact name of registrant as specified in its charter)

             DELAWARE                                4812                               52-1348016
  (State or Other Jurisdiction of        (Primary Standard Industrial                (I.R.S. Employer
  Incorporation or Organization)          Classification Code Number)               Identification No.)

                           --------------------------

                                                            VERNON L. FOTHERINGHAM
                                                            CHIEF EXECUTIVE OFFICER
        ADVANCED RADIO TELECOM CORP.                     ADVANCED RADIO TELECOM CORP.
     500 108TH AVENUE, N.E., SUITE 2600               500 108TH AVENUE, N.E., SUITE 2600
         BELLEVUE, WASHINGTON 98004                       BELLEVUE, WASHINGTON 98004
               (206) 688-8700                                   (206) 688-8700
 (Address, Including Zip Code, and Telephone        (Name, Address, Including Zip Code, and
Number, Including Area Code, of Registrant's        Telephone Number, Including Area Code,
        Principal Executive Offices)                         of Agent for Service)

                           --------------------------

                                   COPIES TO:

        JAMES KARDON, ESQ.                   JOHN D. WATSON, ESQ.             W. THEODORE PIERSON, JR., ESQ.
         HAHN & HESSEN LLP                     LATHAM & WATKINS                   PIERSON & BURNETT, LLP
         350 FIFTH AVENUE                1001 PENNSYLVANIA AVE., N.W.         1667 K. STREET, N.W., SUITE 801
     NEW YORK, NEW YORK 10118               WASHINGTON, D.C. 20004                WASHINGTON, D.C. 20006
          (212) 736-1000                        (202) 637-2200                        (202) 466-3044

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, not including the Representative's non-accountable expense allowance. Except for the SEC registration fee and the NASD filing fee, all of the amounts in the table below are estimated.


Securities and Exchange Commission registration fee................  $   60,345
NASD filing fee....................................................      18,500
Accounting fees and expenses.......................................     688,500
Printing...........................................................     749,250
Blue Sky fees and expenses (including counsel fees)................      20,000
Legal fees and expenses............................................   1,296,000
Warrant Agent fees and expenses....................................       2,500
Trustee fees and expenses (including counsel fees).................      20,000
Miscellaneous expenses.............................................     200,000
                                                                     ----------
TOTAL (estimated)..................................................  $3,055,095
                                                                     ----------
                                                                     ----------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party be reason of such position. If such person shall have acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Reference is made to Article Ninth of the Certificate of Incorporation of the Registrant, Section 6.4 of the By-laws and each of the Indemnification Agreements filed as Exhibits 10-5, 10-6, 10-7 and 10-8, respectively, to this Registration Statement for information regarding indemnification of directors and officers under certain circumstances.

    The Registrant has agreed to indemnify the Underwriters and their controlling persons, and the Underwriters have agreed to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). Reference is made to the Purchase Agreement filed as part of Exhibit 1-1 hereto.

    For  information  regarding  the  Registrant's  undertaking  to  submit   to
adjudication the issue of indemnification for violation of the Act, see Item 17 hereof.

    The Registrant's Certificate of Incorporation provides that every director, officer or agent of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    TELECOM CLASS A AND B COMMON STOCK PRIVATE PLACEMENT

    In April 1995, the Company and Landover Holdings Corporation ("LHC") subscribed 340,000 shares of Telecom Class A common stock and 640,000 shares of Telecom Class B common stock, respectively, for $0.001 per share, which, after giving effect to anti-dilution adjustments and the February 1996 Reorganization, currently are equivalent upon conversion prior to the Offerings to 10,013,055 shares and 7,512,076 shares, respectively, of Common Stock. In addition, Hedgerow Corporation of Maine ("Hedgerow") and Toro Financial Corp. ("Toro") subscribed 15,000 shares and 5,000 shares, respectively, of Telecom Class A common stock at the price of $0.001 per share, which, after giving effect to anti-dilution adjustments and the February 1996 Reorganization currently are equivalent upon conversion prior to the Offerings to 441,753 shares and 147,251 shares of the Common Stock, respectively. The securities issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Act. The recipients made certain representations as to the nature of their investments and had adequacy of access to information about the Registrant.

    PREFERRED STOCK PRIVATE PLACEMENTS

    Between May 8, 1995 and November 13, 1995, the LHC Stock was diluted by purchases of series of Telecom preferred stock by E2-2, E2, E1 Holdings L.P. ("E1") and E2-3 Holdings, L.P. ("E2-3" and collectively with E1, E2 and E2-2, the "Landover Partnerships"), each a limited partnership whose general partner is controlled by LHC, in separate private placements. E2-2, which committed to purchase up to $3,500,000 of Telecom preferred stock matching other investors under the LHC Purchase Agreement, purchased 405,880 shares of Telecom Series A preferred stock (which converts into 5,276,440 shares of Common Stock upon completion of this offering) for an aggregate of $946,600, and LHC purchased 35,873 shares of such Telecom Series A preferred stock from E2-2 for $1,050,000 pursuant to an option. E2 purchased an aggregate of 105,823 shares of Telecom Series B preferred stock (which converts into 1,375,699 shares of Common Stock upon completion of this offering) for an aggregate of $842,400. E1 purchased 13,797 shares of Telecom Series A preferred stock (which converts into 179,361 shares of Common Stock upon completion of this offering) for an aggregate of $60,000 and 8,856 shares of Telecom Series B preferred stock (which converts into 115,128 shares of Common Stock upon completion of this offering) for an aggregate of $38,300. E2-3 purchased an aggregate of 7,363 shares of Telecom Series C preferred stock (which converts into 95,719 shares of Common Stock upon completion of this offering) for an aggregate of $112,700. All of the Landover Partnerships will liquidate upon completion of this offering. The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.

    On November 9, 1995, Telecom sold 61,640 shares of Telecom Series D preferred stock (which convert into 801,320 shares of Common Stock upon completion of this offering) for $2,000,000 in a private placement. Telecom simultaneously redeemed 807,924 shares of Telecom common stock from LHC for $2,000,000. In connection with the February 1996 Reorganization described below, LHC granted to the holders of Telecom Series D preferred stock a contingent option to purchase 400,634 shares of Telecom common stock at a nominal price
(the "Series D/LHC Option"), which option expires upon completion of this offering.

    On November 13, 1995, Global Private Equity II, L.P., Advent Partners Limited Partnership and Advent International Investors II L.P. each a limited partnership controlled by Advent International Corporation, (collectively, "Advent") purchased for an aggregate of $5,000,000, (i) one share of ART's Series A Redeemable Preferred Stock for a purchase price of $50,000 and (ii) the Company's 10% Secured Convertible Demand Promissory Notes in the aggregate principal amount of $4,950,000. In connection with the February 1996 Reorganization, Advent exchanged such Preferred Stock and Note for 232,826 shares of Telecom Series E preferred stock (which converts into 3,026,738 shares of Common Stock upon completion of this offering), $0.001 par value per share. The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act. Advent made certain representations as to the nature of its investment and had adequate access to information about the Registrant.

    On February 2, 1996, Ameritech Development Corp. ("Ameritech") purchased for an aggregate of $2,500,000 48,893 shares of Telecom Series F preferred stock, par value $0.001 per share, (the "Ameritech Financing") convertible into 635,609 shares of Common Stock upon completion of this offering. In addition, Telecom entered into the Ameritech Strategic Distribution Agreement and in connection therewith granted to Ameritech a ten-year warrant to purchase 877,136 shares of Telecom common stock exercisable at a price of $.01 per share (the "Ameritech Warrant"). The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act. Ameritech made certain representations as to the nature of its investment and had adequate access to information about the Registrant.

    BRIDGE NOTES

    On March 8, 1996, Telecom issued in a private placement $5,000,000 principal amount of two year, 10% unsecured notes (the "Bridge Notes") and five-year warrants to purchase up to an aggregate of 1,100,000 shares of Telecom common stock at a price of $6.25 per share (the "Bridge Warrants") to investors including: (i) affiliates of J.C. Demetree, Jr. and Mark Demetree, directors of the Company; (ii) the Advent Partnerships; and (iii) Ameritech, who invested $700,000, $725,000 and $750,000 in the Bridge Notes and Bridge Warrants, respectively.

    EQUIPMENT FINANCING

    On April 1, 1996, CRA, Inc. ("CRA") entered into a secured equipment financing with Telecom (the "Equipment Financing") for the purchase from P-Com of 38 GHz radio equipment. To evidence its obligations and the Equipment Financing, Telecom issued in favor of CRA a $2,445,000 promissory note, payable in 24 monthly installments of $92,694 with a final payment equal to $642,305 due April 1, 1998. The securities issued in the foregoing transaction were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.

    COMMCOCCC ACQUISITION

    On July 3, 1996, the Company entered into the CommcoCCC Agreement to acquire 129 38 GHz wireless broadband authorizations from CommcoCCC, Inc. in exchange for 16,500,000 shares of Common Stock. The stockholders of CommcoCCC simultaneously loaned $3.0 million on a secured, subordinated basis bearing interest at the prime rate and payable on September 30, 1996 and issued three-year warrants to acquire 50,000 shares of Common Stock at $15 per share. The securities to be issued in the foregoing transaction will be offered and sold in reliance on a exemption from registration under Regulation D promulgated under the Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

    The following exhibits were delivered with this Registration Statement, or will be delivered by amendment, for filing:


      1-1  Purchase Agreement.**
      2-1  (a)Amended   and  Restated   Certificate  of   Incorporation  and   By-laws  of
              Registrant.(2)
           (b)Amendment to Amended and Restated Certificate of Incorporation.(2)
           (c)Amended and Restated Certificate of Incorporation (to be effective prior to the consummation of the Offerings) and Restated and Amended Bylaws (effective on the date of the Prospectus) of Registrant.(2)
      4-1  Specimen of Common Stock Certificate.(3)
      4-2  (a) Indenture.**
           (b) Specimen of Senior Note (See Exhibit 4-2(a)).**
           (c) Collateral Pledge and Security Agreement.**
      4-3  Form of Lock-Up Agreement.(2)
      4-4  (a) Form of Warrant Agreement.**
           (b) Specimen of Warrant Certificate (See Exhibit 4-3(a)).**
      5-1  Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the Registrant's Units, Notes and Warrants.**
      9-1  (a) Voting Trust Agreement.(3)
           (b) Form of Trustee Indemnification Agreement.(3)
           (c) Voting Agreement.(3)
           (d) Confidentiality Agreement.(3)
     10-1  Employment and Consulting Agreements.
           (a) Vernon L. Fotheringham, dated December 16, 1995.(1)
           (b) Steven D. Comrie, dated February 2, 1996.(1)
           (c) W. Theodore Pierson, Jr., dated May 8, 1995 and effective January 1,
            1995.(1)
           (d) I. Don Brown, dated February 16, 1996.(1)
           (e) Charles Menatti, dated March 8, 1996.(1)
           (f) James D. Miller, dated February 1, 1996.(1)
           (g) Thomas A. Grina, dated April 26, 1996.**
     10-2  (a) Second Amended and Restated Certificate of Incorporation and By-laws of
               Telecom (filed as Exhibit 2-1 to the Registration on Form S-1 of the
               Company dated May 2, 1996).(1)
           (b) Certificate of Incorporation of ART Merger Corporation (to become the
               Certificate of Incorporation of Telecom upon the completion of the
               Merger).(2)
     10-3  Form of Director Indemnification Agreement.(1)

     10-4  (a) Registrant's Equity Incentive Plan, as amended.(2)
           (b) Form of Stock Option Agreement.(3)
     10-5  (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.(1)
           (b) Form of Non-Employee Directors Stock Option Agreement.(2)
     10-6  Stock Option Agreements.
           (a) Comrie Non-Qualified Stock Option Agreement.(1)
           (b) Comrie Incentive Stock Option Agreement.(1)
     10-7  Management Consulting Agreement with Landover Holdings Corporation, dated
            November 13, 1995.(1)
     10-8  (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended
               Communications, Inc.(1)
           (b) Put/Call Agreement dated October 1, 1994, with Extended Communications,
               Inc.(1)
           (c) Services Agreement dated October 1, 1994, with Extended Communications,
               Inc.(1)
           (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1,
               1994, with Extended Communications, Inc.(1)
           (e)Asset Purchase Agreement dated June 24, 1996 with Extended Communications,
              Inc.(2)
           (f) Management Agreement dated June 1, 1996 with ART West Partnership.(2)
     10-9  (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.(1)
           (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.(1)
           (c) Terms Sheet dated April 26, 1996 with DCT.(1)
           (d) Purchase Agreement with DCT dated July 1, 1996.(2)
           (e) Amendment to Services Agreement dated June 1996 with DCT.(2)
    10-10  (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications
               Corporation.(1)
           (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note.(1)
           (c) Maintenance Agreement dated November 14, 1995 with EMI Communications
               Corporation.(1)
           (d) Agreement dated November 14, 1995 with EMI Communications Corporations.(1)
    10-11  38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com,
            Inc.(1)+
    10-12  (a) Agreement dated May 25, 1995 with Telecom One.(1)++
           (b) Services Agreement dated April 24, 1996 with Telecom One.(1)
           (c) Asset Purchase Agreement and Management Agreement with Telecom One dated
               June 27, 1996.(2)
    10-13  Agreement dated April 25, 1996 with GTE.(1)
    10-14  Software License Agreement dated March 29, 1996 with GTE.(1)
    10-15  Agreement dated July 12, 1995 with Southeast Research Partners, Inc.(1)
    10-16  Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II
            Limited Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F.
            Thomas Tuttle.(1)
    10-17  Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W.
            Theodore Pierson, Jr., High Sky Limited Partnership, High Sky II Limited
            Partnership, and Extended Communications, Inc.(1)
    10-18  (a) Purchase Agreement dated April 21, 1995 with Landover Holdings
               Corporation.(1)
           (b) Letter Agreement dated May 8, 1995 with the Demetrees, Telecom, and
            Landover Holdings Corporation.(1)
           (c) Letter Agreement dated November 13, 1995 with Telecom, E2-2 Holdings, L.P.
               and the Demetrees.(1)
    10-19  Restated and Amended Stockholders' Agreement dated February 2, 1996 with
            Telecom and the stockholders of each of Telecom and the Company.(1)
    10-20  Second Restated and Amended Registration Rights Agreement dated July 3, 1996 with Telecom and the stockholders of each of Telecom and the Company.(2)
    10-21  Services Agreement dated May 8, 1995 with Telecom.(1)
    10-22  Option Agreement dated February 2, 1996 with Telecom.(1)

    10-23  (a) Securities Purchase Agreement dated November 13, 1995 with Telecom, Vernon
               Fotheringham, W. Theodore Pierson, Jr., the stockholders of the Telecom named therein and the Advent Partnerships.(1)
           (b) Exchange Agreement dated February 2, 1996 with Telecom and the Advent
               Partnerships.(1)
    10-24  (a) Securities Purchase Agreement dated February 2, 1996 with Telecom and
               Ameritech Development Corporation ("Ameritech"), including letter of intent.(1)
           (b) Warrant issued on February 2, 1996 to Ameritech.(1)
           (c) Put/Call Agreement dated February 2, 1996 with Ameritech.(1)
    10-25  Strategic Distribution Agreement dated April 29, 1996 with Ameritech.(1)
    10-26  Restated and Amended Merger Agreement and Plan of Reorganization dated June 26,
            1996 between the Company and Telecom.(2)
    10-27  (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA")(1)
           (b) Security Agreement with CRA(1)
           (c) Indemnity Agreement(1)
           (d) Form of Indemnity Warrant.(1)
    10-28  Memorandum of Terms of Development and Procurement Agreement with American
            Wireless with Extension Agreement dated April 25, 1996.(3)
    10-29  (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon
            Division ("Harris") (confidential treatment requested for certain terms).**
           (b) PCS Marketing Agreement dated April 26, 1996 with Harris (confidential treatment requested for certain terms).**
    10-30  Form of Subscription Agreement dated March 8, 1996, including forms of Bridge
            Note and Bridge Warrant.(2)
    10-31  (a) Asset Acquisition Agreement and Plan of Reorganization dated July 3, 1996 with CommcoCCC, Inc.(2)
           (b) Form of Note issued to Commco, L.L.C.(2)
           (c) Form of Note issued to Columbia Capital Corporation.(2)
           (d) Form of Warrant issued to Commco, L.L.C.(2)
           (e) Form of Warrant issued to Columbia Capital Corporation.(2)
           (f) Option Agreement dated July 3, 1996 with Commco, L.L.C.(2)
           (g) Security Agreement dated June 27, 1996 with Columbia Capital
            Corporation.(2)
           (h) Form of Noncompetition Agreement with CommcoCCC.(2)
           (i) CommcoCCC Management Agreement dated July 3, 1996.(2)
           (j) Right of First Offer Agreement dated July 3, 1996.**
           (k) Engagement Letter with Montgomery Securities dated May 23, 1996.(2)
           (l) Agreement to Lease between COMMCO, L.L.C. and Advanced Radio Technologies
            Corporation.(4)
    10-32  Letter of Intent dated April 29, 1996 with Helioss Communications Inc.(2)
    10-33  Letter of Intent dated March 26, 1996 with Advantage Telecom, Inc.(3)
    10-34  Consulting Agreement dated March 1, 1996 with Trond Johannesen.(3)
       11  Computation of Pro Forma Net Loss Per Share of Common Stock.**
       12  Computation of Ratio of Earnings to Fixed Charges.**
       21  Subsidiaries of the Registrant.(1)
    23(a)  Consent of the Registrant's Independent Accountants.**
    23(b)  Consent of the Registrant's Counsel (Included in Exhibit 5-1)**.
       25  Form T-1 Statement of Eligibility of The Bank of New York under the Trust
            Indenture Act of 1939.**


- ------------------------
 * To be filed by amendment.
** Previously filed.
 + Confidential treatment requested for the deleted portions of this document.

++ Withdrawn pursuant to Rule 477 of the Securities Act of 1933, as amended.

(1) Filed with the Registration Statement on Form S-1 of the Company dated May 2, 1996 (SEC Reg. No. 333-04388) ("Equity Registration Statement").
(2) Filed with Amendment No. 1 to Equity Registration Statement dated July 3, 1996.
(3) Filed with Amendment No. 2 to Equity Registration Statement.

(4) Filed with Amendment No. 4 to Equity Registration Statement.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 30, 1996.


                                          Advanced Radio Technologies
                                          Corporation


                                          By:         /s/ THOMAS A. GRINA


                                             -----------------------------------

                                                       Thomas A. Grina


                                             EXECUTIVE VICE PRESIDENT AND CHIEF
                                                      FINANCIAL OFFICER



                      SIGNATURES                                         TITLE                         DATE
- ------------------------------------------------------  ---------------------------------------  ----------------

                                     *
     -------------------------------------------        Chairman, Chief Executive Officer and       July 30, 1996
                Vernon L. Fotheringham                   Director

                                     *
     -------------------------------------------        President, Chief Operating Officer and      July 30, 1996
                   Steven D. Comrie                      Director

                       /s/ THOMAS A. GRINA
     -------------------------------------------        Executive Vice President and Chief          July 30, 1996
                   Thomas A. Grina                       Financial Officer

                                     *
     -------------------------------------------        Director                                    July 30, 1996
                    J.C. Demetree

                                     *
     -------------------------------------------        Director                                    July 30, 1996
                   Mark C. Demetree

                                     *
     -------------------------------------------        Director                                    July 30, 1996
                   Matthew C. Gove

                                     *
     -------------------------------------------        Director                                    July 30, 1996
                   Andrew I. Fillat

                                     *
     -------------------------------------------        Director                                    July 30, 1996
                Laurence S. Zimmerman

           *By:         /s/ THOMAS A. GRINA
     -------------------------------------------
                   Thomas A. Grina
                   ATTORNEY-IN-FACT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Vernon L. Fotheringham and Thomas A. Grina, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, including one or more registration statements that may be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done in virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURES                        TITLE                                                DATE
- ------------------------------------------------------  --------------------------------  -----------------------

                 /s/ VERNON L. FOTHERINGHAM
     -------------------------------------------        Chairman, Chief Executive                   July 26, 1996
                Vernon L. Fotheringham                   Officer and Director

                      /s/ STEVEN D. COMRIE
     -------------------------------------------        President, Chief Operating                  July 26, 1996
                   Steven D. Comrie                      Officer and Director

                  /s/ LAURENCE S. ZIMMERMAN
     -------------------------------------------        Director                                    July 26, 1996
                Laurence S. Zimmerman

                     /s/ J. C. DEMETREE, JR.
     -------------------------------------------        Director                                    July 26, 1996
                 J. C. Demetree, Jr.

                      /s/ MARK C. DEMETREE
     -------------------------------------------        Director                                    July 26, 1996
                   Mark C. Demetree

                       /s/ MATTHEW C. GOVE
     -------------------------------------------        Director                                    July 26, 1996
                   Matthew C. Gove

                      /s/ ANDREW I. FILLAT
     -------------------------------------------        Director                                    July 26, 1996
                   Andrew I. Fillat

                                 EXHIBIT INDEX


 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
        1-1    Purchase Agreement.**
        2-1    (a)Amended and Restated Certificate of Incorporation and By-laws of Registrant.(2)
               (b)Amendment to Amended and Restated Certificate of Incorporation.(2)
               (c)Amended and Restated Certificate of Incorporation (to be effective prior to the consummation of the Offerings) and Restated and Amended Bylaws (effective on the date of the Prospectus) of Registrant.(2)
        4-1    Specimen of Common Stock Certificate.(3)
        4-2    (a) Indenture.**
               (b) Specimen of Senior Note (See Exhibit 4-2(a)).**
               (c) Collateral Pledge and Security Agreement.**
        4-3    Form of Lock-Up Agreement.(2)
        4-4    (a) Form of Warrant Agreement.**
               (b) Specimen of Warrant Certificate (See Exhibit 4-3(a))**
        5-1    Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the
                Registrant's Units, Notes and Warrants.**
        9-1    (a) Voting Trust Agreement.(3)
               (b) Form of Trustee Indemnification Agreement.(3)
               (c) Voting Agreement.(3)
               (d) Confidentiality Agreement.(3)
       10-1    Employment and Consulting Agreements.
               (a) Vernon L. Fotheringham, dated December 16, 1995.(1)
               (b) Steven D. Comrie, dated February 2, 1996.(1)
               (c) W. Theodore Pierson, Jr., dated May 8, 1995 and effective January 1, 1995.(1)
               (d) I. Don Brown, dated February 16, 1996.(1)
               (e) Charles Menatti, dated March 8, 1996.(1)
               (f) James D. Miller, dated February 1, 1996.(1)
               (g) Thomas A. Grina, dated April 26, 1996.**
       10-2    (a) Second Amended and Restated Certificate of Incorporation and By-laws of Telecom
                   (filed as Exhibit 2-1 to the Registration on Form S-1 of the Company dated May 2,
                   1996).(1)
               (b) Certificate of Incorporation of ART Merger Corporation (to become the Certificate of
                   Incorporation of Telecom upon the completion of the Merger).(2)
       10-3    Form of Director Indemnification Agreement.(1)
       10-4    (a) Registrant's Equity Incentive Plan, as amended.(2)
               (b) Form of Stock Option Agreement.(3)
       10-5    (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.(1)
               (b) Form of Non-Employee Directors Stock Option Agreement.(2)
       10-6    Stock Option Agreements.
               (a) Comrie Non-Qualified Stock Option Agreement.(1)
               (b) Comrie Incentive Stock Option Agreement.(1)
       10-7    Management Consulting Agreement with Landover Holdings Corporation, dated November 13,
                1995.(1)
       10-8    (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended Communications,
                   Inc.(1)
               (b) Put/Call Agreement dated October 1, 1994, with Extended Communications, Inc.(1)
               (c) Services Agreement dated October 1, 1994, with Extended Communications, Inc.(1)

 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
               (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1, 1994, with
                   Extended Communications, Inc.(1)
               (e)Asset Purchase Agreement dated June 24, 1996 with Extended Communications, Inc.(2)
               (f) Management Agreement dated June 1, 1996 with ART West Partnership.(2)
       10-9    (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.(1)
               (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.(1)
               (c) Terms Sheet dated April 26, 1996 with DCT.(1)
               (d) Purchase Agreement with DCT dated July 1, 1996.(2)
               (e) Amendment to Services Agreement dated June 1996 with DCT.(2)
      10-10    (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications Corporation.(1)
               (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note.(1)
               (c) Maintenance Agreement dated November 14, 1995 with EMI Communications Corporation.(1)
               (d) Agreement dated November 14, 1995 with EMI Communications Corporations.(1)
      10-11    38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com, Inc.(1)+
      10-12    (a) Agreement dated May 25, 1995 with Telecom One.(1)++
               (b) Services Agreement dated April 24, 1996 with Telecom One.(1)
               (c) Asset Purchase Agreement and Management Agreement with Telecom One dated June 27,
                   1996.(2)
      10-13    Agreement dated April 25, 1996 with GTE.(1)
      10-14    Software License Agreement dated March 29, 1996 with GTE.(1)
      10-15    Agreement dated July 12, 1995 with Southeast Research Partners, Inc.(1)
      10-16    Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II Limited
                Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F. Thomas Tuttle.(1)
      10-17    Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W. Theodore
                Pierson, Jr., High Sky Limited Partnership, High Sky II Limited Partnership, and
                Extended Communications, Inc.(1)
      10-18    (a) Purchase Agreement dated April 21, 1995 with Landover Holdings Corporation.(1)
               (b) Letter Agreement dated May 8, 1995 with the Demetrees, Telecom, and Landover Holdings
                   Corporation.(1)
               (c) Letter Agreement dated November 13, 1995 with Telecom, E2-2 Holdings, L.P. and the
                   Demetrees.(1)
      10-19    Restated and Amended Stockholders' Agreement dated February 2, 1996 with Telecom and the stockholders of each of Telecom and the Company.(1)
      10-20    Second Restated and Amended Registration Rights Agreement dated July 3, 1996 with Telecom and the stockholders of each of Telecom and the Company.(2)
      10-21    Services Agreement dated May 8, 1995 with Telecom.(1)
      10-22    Option Agreement dated February 2, 1996 with Telecom.(1)
      10-23    (a) Securities Purchase Agreement dated November 13, 1995 with Telecom, Vernon
                   Fotheringham, W. Theodore Pierson, Jr., the stockholders of the Telecom named therein and the Advent Partnerships.(1)
               (b) Exchange Agreement dated February 2, 1996 with Telecom and the Advent
                   Partnerships.(1)

 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
      10-24    (a) Securities Purchase Agreement dated February 2, 1996 with Telecom and Ameritech
                   Development Corporation ("Ameritech"), including letter of intent.(1)
               (b) Warrant issued on February 2, 1996 to Ameritech.(1)
               (c) Put/Call Agreement dated February 2, 1996 with Ameritech.(1)
      10-25    Strategic Distribution Agreement dated April 29, 1996 with Ameritech.(1)
      10-26    Restated and Amended Merger Agreement and Plan of Reorganization dated June 26, 1996 between the Company and Telecom.(2)
      10-27    (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA")(1)
               (b) Security Agreement with CRA(1)
               (c) Indemnity Agreement(1)
               (d) Form of Indemnity Warrant.(1)
      10-28    Memorandum of Terms of Development and Procurement Agreement with American Wireless with
                Extension Agreement dated April 25, 1996.(1)
      10-29    (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon Division
                ("Harris") (confidential treatment requested for certain terms).**
               (b) PCS Marketing Agreement dated April 26, 1996 with Harris (confidential treatment requested for certain terms).**
      10-30    Form of Subscription Agreement dated March 8, 1996, including forms of Bridge Note and
                Bridge Warrant.(2)
      10-31    (a) Asset Acquisition Agreement and Plan of Reorganization dated July 3, 1996 with
                CommcoCCC, Inc.(2)
               (b) Form of Note issued to Commco, L.L.C.(2)
               (c) Form of Note issued to Columbia Capital Corporation.(2)
               (d) Form of Warrant issued to Commco, L.L.C.(2)
               (e) Form of Warrant issued to Columbia Capital Corporation.(2)
               (f) Option Agreement dated July 3, 1996 with Commco, L.L.C.(2)
               (g) Security Agreement dated June 27, 1996 with Columbia Capital Corporation.(2)
               (h) Form of Noncompetition Agreement with CommcoCCC.(2)
               (i) CommcoCCC Management Agreement dated July 3, 1996.(2)
               (j) Right of First Offer Agreement dated July 3, 1996.(2)
               (k) Engagement Letter with Montgomery Securities dated May 23, 1996.(2)
               (l) Agreement to Lease between COMMCO, L.L.C. and Advanced Radio Technologies
                Corporation.(4)
      10-32    Letter of Intent dated April 29, 1996 with Helioss Communications Inc.(2)
      10-33    Letter of Intent dated March 26, 1996 with Advantage Telecom, Inc.(3)
      10-34    Consulting Agreement dated March 1, 1996 with Trond Johannesen(3)
         11    Computation of Pro Forma Net Loss Per Share of Common Stock.**
         12    Computation of Ratio of Earnings to Fixed Charges.**
         21    Subsidiaries of the Registrant.(1)
       23(a)   Consent of the Registrant's Independent Accountants.**
       23(b)   Consent of the Registrant's Counsel (Included in Exhibit S-1).**
         25    Form T-1 Statement of Eligibility of The Bank of New York under the Trust Indenture Act of 1939.**


- ------------------------
 * To be filed by amendment.
** Previously filed.
 + Confidential treatment requested for the deleted portions of this document.

++ Withdrawn pursuant to Rule 477 of the Securities Act of 1933, as amended.

(1) Filed with the Registration Statement on Form S-1 of the Company dated May 2, 1996 (SEC Reg. No. 333-04388) ("Equity Registration Statement").
(2) Filed with Amendment No. 1 to Equity Registration Statement.
(3) Filed with Amendment No. 2 to Equity Registration Statement.

(4) Filed with Amendment No. 4 to Equity Registration Statement.